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                                                                   Exhibit 24.2

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                     CERTIFICATE OF THE ASSISTANT SECRETARY


     I, Andrew Bonzani, the undersigned Assistant Secretary of International Business Machines Corporation, a New York Corporation, do hereby certify as follows:

     Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Directors of International Business Machines Corporation, authorizing the officers of the Corporation to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.

     IN WITNESS WHEREOF, I have executed this certificate as of this 31st day of January, 2003.

                                       By: /s/ Andrew Bonzani
                                       -----------------------
                                       Andrew Bonzani
                                       Assistant Secretary





                                                       Exhibit A to Exhibit 24.2


                  RESOLUTIONS REGARDING PRICEWATERHOUSECOOPERS

     RESOLVED that the acquisition of certain assets and businesses of PricewaterhouseCoopers, LLP, on substantially the terms and conditions presented to the Board, is hereby approved, and that the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, any Senior Vice President, the Vice President, Corporate Development, and any other Vice President, be, and each of them individually hereby is, authorized and empowered to approve, execute and deliver in the name and on behalf of the Company any agreements, instruments, plans and other documents (and any amendments thereto) necessary or appropriate in connection with the acquisition, or any of the other matters or transactions related thereto, including without limitation the preparation, execution and filing of any merger or acquisition agreements, plans or certificates, the preparation of any company-specific incentive plans, the assumption of any stock, option, stock purchase or other plans or the delivery or issuance of shares of capital stock of the Company in substitution, exchange or payment therefor; and

     RESOLVED that the Board of Directors of the Company hereby authorizes the issuance of authorized but unissued shares or the delivery of treasury shares of Capital Stock, $.20 par value, of the Company (the "Shares"), in connection with the payment of the purchase price for the acquisition, the creation of any equity incentive plan, the assumption of any stock, option or other plans or the delivery or issuance of shares of capital stock of the Company in substitution, exchange or payment therefor; and


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     RESOLVED that the proper officers of the Company be, and hereby are, authorized and empowered to prepare for filing with the Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933, as amended, one or more registration statements relating to the Shares, and that each of Louis V. Gerstner, Jr., John M. Thompson, Samuel J. Palmisano, Edward M. Lineen, John R. Joyce, Robert F. Woods, Jesse J. Greene, Jr., Daniel E. O'Donnell and Andrew Bonzani, be, and each of them hereby is, vested with full power to act, together or each without the others, in any and all capacities, in the name and on behalf of the Company to sign or cause to be signed electronically, such registration statements and any and all amendments to the aforementioned registration statements, and to file said registration statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, and all actions in connection with the preparation, execution and filing of said registration statements with the SEC on behalf of and as attorneys for the Company are hereby ratified, approved and adopted in all respects; and

     RESOLVED that the proper officers of the Company be, and they hereby are, authorized in the name and on behalf of the Company, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Shares for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America as well as in any foreign jurisdiction and political subdivisions thereof, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law, and that the execution by such officers of any such paper or document, or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the ratification by the Company of the papers and documents so executed and the actions so taken; and

     RESOLVED that the Company is hereby authorized to list the Shares on any public exchanges, and that the proper officers of the Company are hereby authorized on behalf of the Company to execute all listing applications, fee agreements and other documents in connection with the foregoing; and

     RESOLVED that the proper officers of the Company be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Company and under its corporate seal or otherwise, and to pay all fees, expenses and taxes as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing Resolutions; and

     RESOLVED that the proper officers of the Company shall have the authority to further delegate, in whole or in part, the authority provided in these resolutions to any other officer or employee of the Company or its subsidiaries.